                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mobility Electronics, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-102990, 333-69336 and 333-47210 on Form S-8, and Nos. 333-102926, 333-99845
and 333-72172 on Form S-3), of Mobility Electronics, Inc. of our report dated February 28, 2003, except as to note 10 which is as of March 26, 2003, relating to the consolidated balance sheets of Mobility Electronics, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Mobility Electronics, Inc. As described in Note 2 to the consolidated financial statements, Mobility Electronics, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

Phoenix, Arizona
March 31, 2003